Exhibit 10v-1

SCHEDULE OF INDEMNIFICATION AGREEMENTS FOR EXECUTIVES

In accordance with the Instructions to Item 601 of Regulation S-K, the Registrant has omitted filing the Indemnification Agreement for Executives by and between Rogers Corporation and the following employees as exhibits to this Form 10-K because they are identical to the Form of Indemnification Agreement for Executives (the “Form Agreement”) by and between Rogers Corporation and certain employees, which was filed on Form 8-K on December 14, 2004.

1.	Michael D. Bessette
2.	Michael L. Cooper
3.	Robert C. Daigle
4.	Frank J. Gillern
5.	Debra J. Granger
6.	Peter G. Kaczmarek
7.	Mario C. Kerr
8.	Richard F. Marani
9.	Ty L. McFarland
10.	Paul B. Middleton
11.	John A. Richie
12.	W. David Smith
13.	Robert M. Soffer
14.	Luc Van Eenaeme
15.	Robert D. Wachob
16.	Dennis M. Loughran